Exhibit (h)(11)

                            TRANSFER AGENCY AGREEMENT

                  AGREEMENT, dated as of February 1, 2002, between Sanford C. Bernstein Fund, Inc., a Maryland corporation and an open-end investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "Investment Company Act"), having its principal place of business at 767 Fifth Avenue, New York, New York 10153 (the "Fund"), on behalf of each of its series listed on Schedule I hereto (each, a "Portfolio"), and ALLIANCE GLOBAL INVESTOR SERVICES, INC., a Delaware corporation registered with the SEC as a transfer agent under the Securities Exchange Act of 1934, having its principal place of business at 500 Plaza Drive, Secaucus, New Jersey 07094 ("Investor Services"), provides as follows:

                  WHEREAS, Investor Services has agreed to act as transfer agent to the Fund for the purpose of recording the transfer, issuance and redemption of shares of each class of the Portfolios listed on Schedule I hereto ("Shares" or "Shares of a Series"), transferring the Shares, disbursing dividends and other distributions to shareholders of the Portfolio, and performing such other services as may be agreed to pursuant hereto;

                  NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

                  SECTION 1. The Fund hereby appoints Investor Services as its transfer agent, dividend disbursing agent and shareholder servicing agent for the Shares, and Investor Services agrees to act in such capacities upon the terms set forth in this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in SECTION 30.

                  SECTION 2. (a) The Fund shall provide Investor Services with copies of the following documents:

                  (1) Specimens of all forms of certificates for Shares;

                  (2) Specimens of all account application forms and other documents relating to Shareholders' accounts;

                  (3) Copies of each Prospectus;

                  (4) Specimens of all documents relating to withdrawal plans instituted by the Fund, as described in SECTION 16; and

                  (5) Specimens of all amendments to any of the foregoing documents.

         (b) The Fund shall furnish to Investor Services a supply of blank Share Certificates for the Shares and, from time to time, will renew such supply upon Investor Services' request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized to sign by law or pursuant to the bylaws of the Fund and, if required by Investor Services, shall bear the Fund's seal or a facsimile thereof.

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                  SECTION 3. Investor Services shall make original issues of
Shares in accordance with SECTIONS 13 and 14 and the Prospectus upon receipt of
(i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Fund's Directors authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and
(iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the SEC, as required by Rule 24f-2 of the Investment Company Act, as amended from time to time.

                  SECTION 4. Transfers of Shares shall be registered and, subject to the provisions of SECTION 10 in the case of Shares evidenced by Share Certificates, new Share Certificates shall be issued by Investor Services upon surrender of outstanding Share Certificates in the form deemed by Invesor Services to be properly endorsed for transfer, which form shall include (i) all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a domestic commercial bank or through other procedures mutually agreed to between the Fund and Investor Services, (ii) such assurances as Investor Services may deem necessary to evidence the genuineness and effectiveness of each endorsement and (iii) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

                  SECTION 5. Investor Services shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Investor Services deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured by Investor Services as it deems appropriate. Investor Services shall not mail Share Certificates in "negotiable" form, unless requested in writing by the Fund and fully indemnified by the Fund to Investor Services' satisfaction.

                  SECTION 6. In registering transfers of Shares, Investor Services may rely upon the Uniform Commercial Code as in effect from time to time in the State of Maryland or, if appropriate, in the State of New Jersey; provided that Investor Services may rely in addition or alternatively on any other statutes in effect in the State of New Jersey or in the state under the laws of which the Fund is incorporated or organized that, in the opinion of Investor Services' counsel, protect Investor Services and the Fund from liability arising from (i) not requiring complete documentation in connection with an issuance or transfer, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of an adverse claim inquiry or (iv) refusing registration in connection with an adverse claim.

                  SECTION 7. Investor Services may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to Investor Services; and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as Investor Services deems appropriate.

                  SECTION 8. Unless otherwise directed by the Fund, Investor Services may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Fund. The Fund shall file promptly with Investor

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Services' approval, adoption or ratification of such action as may be required by law or by Investor Services.

                  SECTION 9. Investor Services shall maintain customary share registry records for Shares of each Series noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. Investor Services may also maintain for Shares of each Series an account entitled "Unissued Certificate Account," in which Investor Services will record the Shares, and fractions thereof, issued and outstanding from time to time for which issuance of Share Certificates has not been requested. Investor Services is authorized to keep records for Shares of each Series containing the names and addresses of record of Shareholders, and the number of Shares, and fractions thereof, from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number for Shares of each Series, even though Shares for which Certificates have been issued will be accounted for separately.

                  SECTION 10. Investor Services shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder and as authorized by the Fund. If Shares are purchased or transferred without a request for the issuance of a Share Certificate, Investor Services shall merely note on its share registry records the issuance or transfer of the Shares and fractions thereof and credit or debit, as appropriate, the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares, and fractions thereof, owned by Shareholders are surrendered for redemption, Investor Services may process the transactions by making appropriate entries in the stock transfer records, and debiting the Unissued Certificate Account and the record of issued Shares outstanding; it shall be unnecessary for Investor Services to reissue Share Certificates in the name of a Portfolio.

                  SECTION 11. Investor Services shall also perform the usual duties and functions required of a stock transfer agent for a corporation, including but not limited to (i) issuing Share Certificates as treasury Shares, as directed by Written Instructions, and (ii) transferring Share Certificates from one Shareholder to another in the usual manner. Investor Services may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-authorized person or persons, or by the Fund, or upon the advice of counsel for the Fund or for Investor Services. Investor Services may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly authorized, or may refuse to record any transfer of Share Certificates if, in good faith, it reasonably deems such refusal necessary in order to avoid any liability on the part of either the Fund or Investor Services.

                  SECTION 12. Investor Services shall notify the Fund of any request or demand for the inspection of the Fund's share records. Investor Services shall abide by the Fund's instructions for granting or denying the inspection; provided, however, Investor Services may grant the inspection without such instructions if it is advised by its counsel that failure to do so will result in liability to Investor Services.

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                  SECTION 13. Investor Services shall observe the following
procedures in handling funds received:

                  (a) Upon receipt at the office designated by the Fund of any check or other order drawn or endorsed to the Fund or otherwise identified as being for the account of the Fund, and, in the case of a new account, accompanied by a new account application or sufficient information to establish an account as provided in the Prospectus, Investor Services shall stamp the transmittal document accompanying such check or other order with the name of the Fund and the time and date of receipt and shall forthwith deposit the proceeds thereof in the custodial account of the Fund.

                  (b) In the event that any check or other order for the purchase of Shares is returned unpaid for any reason, Investor Services shall, in the absence of other instructions from the Fund, advise the Fund of the returned check and prepare such documents and information as may be necessary to cancel promptly any Shares purchased on the basis of such returned check and any accumulated income dividends and capital gains distributions paid on such Shares.

                  (c) As soon as possible after 4:00 p.m., Eastern time or at such other times as the Fund may specify in Written or Oral Instructions for any Series (the "Valuation Time") on each Business Day Investor Services shall obtain from the Fund's Adviser a quotation (on which it may conclusively rely) of the net asset value, determined as of the Valuation Time on that day. On each Business Day Investor Services shall use the net asset value(s) determined by the Fund's Adviser to compute the number of Shares and fractional Shares to be purchased and the aggregate purchase proceeds to be deposited with the Custodian. As necessary but no more frequently than daily (unless a more frequent basis is agreed to by Investor Services), Investor Services shall place a purchase order with the Custodian for the proper number of Shares and fractional Shares to be purchased and promptly thereafter shall send written confirmation of such purchase to the Custodian and the Fund.

                  SECTION 14. Having made the calculations required by SECTION 13, Investor Services shall thereupon pay the Custodian the aggregate net asset value of the Shares purchased. The aggregate number of Shares and fractional Shares purchased shall then be issued daily and credited by Investor Services to the Unissued Certificate Account. Investor Services shall also credit each Shareholder's separate account with the number of Shares purchased by such Shareholder. Investor Services shall mail written confirmation of the purchase to each Shareholder or the Shareholder's representative and to the Fund if requested. Each confirmation shall indicate the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

                  SECTION 15. Prior to the Valuation Time on each Business Day, as specified in accordance with SECTION 13, Investor Services shall process all requests to redeem Shares and, with respect to each Portfolio, shall advise the Custodian of (i) the total number of Shares available for redemption and (ii) the number of Shares and fractional Shares requested to be

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redeemed. Upon confirmation of the net asset value by the Fund's Adviser,
Investor Services shall notify the Fund and the Custodian of the redemption, apply the redemption proceeds in accordance with SECTION 16 and the Prospectus, record the redemption in the share registry books, and debit the redeemed Shares from the Unissued Certificates Account and the individual account of the Shareholder.

                  In lieu of carrying out the redemption procedures described in the preceding paragraph, Investor Services may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified.

                  SECTION 16. Investor Services will carry out the following procedures with respect to Share redemptions:

                  (a) As to each request received by the Fund from or on behalf of a Shareholder for the redemption of Shares, and unless the right of redemption has been suspended as contemplated by the Prospectus, Investor Services shall, within seven days after receipt of such redemption request, either (i) mail a check in the amount of the proceeds of such redemption to the person designated by the Shareholder or other person to receive such proceeds or, (ii) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire pursuant to procedures described in the Prospectus, cause such proceeds to be wired in Federal funds to the bank or trust company account designated by the Shareholder to receive such proceeds. Investor Services shall also prepare and send a confirmation of such redemption to the Shareholder. Redemptions in kind shall be made only in accordance with such Written Instructions as Investor Services may receive from the Fund. The requirements as to instruments of transfer and other documentation, the determination of the appropriate redemption price and the time of payment shall be as provided in the Prospectus, subject to such additional requirements consistent therewith as may be established by mutual agreement between the Fund and Investor Services. In the case of a request for redemption that does not comply in all respects with the requirements for redemption, Investor Services shall promptly so notify the Shareholder and shall effect such redemption at the price in effect at the time of receipt of documents complying with such requirements. Investor Services shall notify the Fund's Custodian and the Fund on each Business Day of the amount of cash required to meet payments made pursuant to the provisions of this paragraph and thereupon the Fund shall instruct the Custodian to make available to Investor Services in timely fashion sufficient funds therefor.

                  (b) Procedures and standards for effecting and accepting redemption orders from Shareholders by telephone or by such check writing service as the Fund may institute may be established by mutual agreement between Investor Services and the Fund consistent with the Prospectus.

                  (c) For purposes of redemption of Shares that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide

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         Investor Services with Written Instructions concerning the time within which such requests may be honored.

                  (d) Investor Services shall process withdrawal orders duly executed by Shareholders in accordance with the terms of any withdrawal plan instituted by the Fund and described in the Prospectus. Payments upon such withdrawal orders and redemptions of Shares held in withdrawal plan accounts in connection with such payments shall be made at such times as the Fund may determine in accordance with the Prospectus.

                  (e) The authority of Investor Services to perform its responsibilities under SECTIONS 15 and 16 with respect to the Shares of any Series shall be suspended if Investor Services receives notice of the suspension of the determination of the net asset value of the Series.

                  SECTION 17. Upon the declaration of each dividend and each capital gains distribution by the Fund's Directors, the Fund shall notify Investor Services of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

                  SECTION 18. Upon being advised by the Fund of the declaration of any income dividend or capital gains distribution on account of its Shares, Investor Services shall compute and prepare for the Fund records crediting such distributions to Shareholders. Investor Services shall, on or before the payment date of any dividend or distribution, notify the Fund and the Custodian of the estimated amount required to pay any portion of a dividend or distribution which is payable in cash, and thereupon the Fund shall, on or before the payment date of such dividend or distribution, instruct the Custodian to make available to Investor Services sufficient funds for the payment of such cash amount. Investor Services will, on the designated payment date, reinvest all dividends in additional shares and promptly mail to each Shareholder at his address of record a statement showing the number of full and fractional Shares (rounded to three decimal places) then owned by the Shareholder and the net asset value of such Shares; provided, however, that if a Shareholder elects to receive dividends in cash, Investor Services shall prepare a check in the appropriate amount and mail it to the Shareholder at his address of record within five (5) business days after the designated payment date, or transmit the appropriate amount in Federal funds in accordance with the Shareholder's agreement with the Fund.

                  SECTION 19. Investor Services shall prepare and maintain for the Fund records showing for each Shareholder's account the following:

                  A. The name, address and tax identification number of the Shareholder;

                  B. The number of Shares of each Series held by the Shareholder;

                  C. Historical information including dividends paid and date and price for all transactions;

                  D. Any stop or restraining order placed against such account;

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                  E. Information with respect to the withholding of any portion of income dividends or capital gains distributions as are required to be withheld under applicable law;

                  F. Any dividend or distribution reinvestment election, withdrawal plan application, and correspondence relating to the current maintenance of the account;

                  G. The certificate numbers and denominations of any Share Certificates issued to the Shareholder; and

                  H. Any additional information required by Investor Services to perform the services contemplated by this Agreement. Investor Services agrees to make available upon request by the Fund or the Fund's Adviser and to preserve for the periods prescribed in Rule 31a-2 of the Investment Company Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of that Act, including:

                           (i) Copies of the daily transaction register for each
                  Business Day of the Fund;

                           (ii) Copies of all dividend, distribution and
                  reinvestment blotters;

                           (iii) Schedules of the quantities of Shares of each
                  Series distributed in each state for purposes of any state's laws or regulations as specified in Oral or Written Instructions given to Investor Services from time to time by the Fund or its agents; and

                           (iv) Such other information, including Shareholder
                  lists, and statistical information as may be agreed upon from time to time by the Fund and Investor Services.

                  SECTION 20. Investor Services shall maintain those records necessary to enable the Fund to file, in a timely manner, form N-SAR (Semi-Annual Report) or any successor report required by the Investment Company Act or rules and regulations thereunder.

                  SECTION 21. Investor Services shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

                  SECTION 22. In addition to the services described above, Investor Services will perform other services for the Fund as may be mutually agreed upon in writing from time to time, which may include preparing and filing Federal tax forms with the Internal Revenue Service, and, subject to supervisory oversight by the Fund's Adviser, mailing Federal tax information to Shareholders, mailing semi-annual Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders' meetings, proxies and proxy statements and tabulating proxies. Investor Services shall answer the inquiries of certain Shareholders related to their share accounts and other correspondence requiring an answer from the Fund. Investor Services shall maintain dated copies of written communications from Shareholders, and replies thereto.

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                  SECTION 23. Nothing contained in this Agreement is intended to or shall require Investor Services, in any capacity hereunder, to perform any functions or duties on any day other than a Business Day. Functions or duties normally scheduled to be performed on any day which is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by law.

                  SECTION 24. For the services rendered by Investor Services as described above, the Fund shall pay to Investor Services fees based upon a fee schedule to be mutually agreed upon from time to time. Such fee shall be prorated for the months in which this Agreement becomes effective or is terminated. In addition, the Fund shall pay, or Investor Services shall be reimbursed for, all out-of-pocket expenses incurred in the performance of this Agreement, including but not limited to the cost of stationery, forms, supplies, blank checks, stock certificates, proxies and proxy solicitation and tabulation costs, all forms and statements used by Investor Services in communicating with Shareholders of the Fund or especially prepared for use in connection with its services hereunder, specific software enhancements as requested by the Fund, costs associated with maintaining withholding accounts (including non-resident alien, Federal government and state), postage, telephone, telegraph (or similar electronic media) used in communicating with Shareholders or their representatives, outside mailing services, microfiche/microfilm, freight charges and off-site record storage. It is agreed in this regard that Investor Services, prior to ordering any form in such supply as it estimates will be adequate for more than two years' use, shall obtain the written consent of the Fund. All forms for which Investor Services has received reimbursement from the Fund shall be the property of the Fund.

                  SECTION 25. Investor Services shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Fund or any Shareholder, excluding taxes assessed against Investor Services for compensation received by it hereunder.

                  SECTION 26. (a) Investor Services shall at all times act in good faith and with reasonable care in performing the services to be provided by it under this Agreement, but shall not be liable for any loss or damage unless such loss or damage is caused by the negligence, bad faith or willful misconduct of Investor Services or its employees or agents.

                  (b) The Fund shall indemnify and hold Investor Services harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, or as a result of acting upon any instruction reasonably believed by it to have been properly given by a duly authorized officer of the Fund, or upon any information, data, records or documents provided to Investor Services or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Fund; provided that this indemnification shall not apply to actions or omissions of Investor Services in cases of its own bad faith, willful misconduct or negligence, and provided further that if in any case the Fund may be asked to indemnify or hold Investor Services harmless pursuant to this Section, the Fund shall have been fully and promptly advised by Investor Services of all material facts concerning the situation in question. The Fund shall have the option to defend Investor Services against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify Investor Services,

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and thereupon the Fund shall retain competent counsel to undertake defense of the claim, and Investor Services shall in such situations incur no further legal or other expenses for which it may seek indemnification under this paragraph. Investor Services shall in no case confess any claim or make any compromise in any case in which the Fund may be asked to indemnify Investor Services except with the Fund's prior written consent.

                  Without limiting the foregoing:

                  (i) Investor Services may rely upon the advice of the Fund or counsel to the Fund or Investor Services, and upon statements of accountants, brokers and other persons believed by Investor Services in good faith to be expert in the matters upon which they are consulted. Investor Services shall not be liable for any action taken in good faith reliance upon such advice or statements;

                  (ii) Investor Services shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Fund's Directors, including a Written Instruction authorizing Investor Services to make payment upon redemption of Shares without a signature guarantee; provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction that has not been fully executed by Investor Services, Investor Services shall verify the content of the second Instruction and honor it, to the extent possible. Investor Services may rely upon the genuineness of any such document, or copy thereof, reasonably believed by Investor Services in good faith to have been validly executed;

                  (iii) Investor Services may rely, and shall be protected by the Fund in acting, upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser, the Fund or other proper party or parties; and

                  (c) Investor Services may, with the consent of the Fund, subcontract the performance of any portion of any service to be provided hereunder, including with respect to any Shareholder or group of Shareholders, to any agent of Investor Services and may reimburse the agent for the services it performs at such rates as Investor Services may determine; provided that no such reimbursement will increase the amount payable by the Fund pursuant to this Agreement; and provided further, that Investor Services shall remain ultimately responsible as transfer agent to the Fund.

                  SECTION 27. The Fund shall deliver or cause to be delivered over to Investor Services (i) an accurate list of Shareholders, showing each Shareholder's address of record, number of Shares of each Series owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated Share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Investor Services under this Agreement (collectively referred to as the "Materials"). The Fund shall indemnify Investor Services and hold it harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses arising out of or in connection with any

                                       9
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error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of the Materials or to provide any information in the Fund's possession needed by Investor Services to knowledgeably perform its functions; provided the Fund shall have no obligation to indemnify Investor Services or hold it harmless with respect to any expenses, damages, claims, suits, liabilities, actions, demands or losses caused directly or indirectly by acts or omissions of Investor Services or the Fund's Adviser.

                  SECTION 28. This Agreement may be amended from time to time by a written supplemental agreement executed by the Fund and Investor Services and without notice to or approval of the Shareholders; provided this Agreement may not be amended in any manner which would substantially increase the Fund's obligations hereunder unless the amendment is first approved by the Fund's Directors, including a majority of the Directors who are not a party to this Agreement or interested persons of any such party, at a meeting called for such purpose, and thereafter is approved by the Fund's Shareholders if such approval is required under the Investment Company Act or the rules and regulations thereunder. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and Investor Services may conclusively rely on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate any requirement of its Articles of Incorporation, Bylaws or Prospectus, or any rule, regulation or requirement of any regulatory body.

                  SECTION 29. The Fund shall file with Investor Services a certified copy of each operative resolution of its Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions and setting forth authentic signatures of all signatories authorized to sign on behalf of the Fund and specifying the person or persons authorized to give Oral Instructions on behalf of the Fund. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with Investor Services fully protected in acting in reliance thereon, until Investor Services receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Written or Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund.

                  SECTION 30. The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto, shall have the meanings specified below, insofar as the context will allow.

                  (a) Business Day: Any day on which the Fund is open for business as described in the Prospectus.

                  (b) Custodian: The term Custodian shall mean the Fund's current custodian or any successor custodian acting as such for the Fund.

                  (c) Fund's Adviser: The term Fund's Adviser shall mean Alliance Capital Management L.P. or any successor thereto who acts as the investment adviser or manager of the Fund.

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

                  (d) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Investor Services in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by Investor Services to be a person or persons authorized by a resolution of the Directors of the Fund to give Oral Instructions on behalf of the Fund. Each Oral Instruction shall specify whether it is applicable to the entire Fund or a specific Series of the Fund.

                  (e) Prospectus: The term Prospectus shall mean a prospectus and related statement of additional information forming part of a currently effective registration statement under the Investment Company Act and, as used with the respect to Shares or Shares of a Series, shall mean the prospectuses and related statements of additional information covering the Shares or Shares of the Series.

                  (f) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

                  (g) Series: The term Series shall mean any series of Shares of the Fund that the Fund may establish from time to time.

                  (h) Share Certificates: The term Share Certificates shall mean the certificates for the Shares.

                  (i) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Fund.

                  (j) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Investor Services in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by Investor Services to be a person or persons authorized by a resolution of the Directors of the Fund to give Written Instruction shall specify whether it is applicable to the entire Fund or a specific Series of the Fund.

                  SECTION 31. Investor Services shall not be liable for the loss of all or part of any record maintained or preserved by it pursuant to this Agreement or for any delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authorities, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riot, or failure of transportation, communication or power supply, except to the extent that Investor Services shall have failed to use its best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the Fund caused by such circumstances.

                  SECTION 32. The Fund may give Investor Services sixty (60) days and Investor Services may give the Fund (90) days written notice of the termination of this Agreement, such termination to take effect at the time specified in the notice. Upon notice of termination, the Fund shall use its best efforts to obtain a successor transfer agent. If a successor transfer agent is not appointed within ninety (90) days after the date of the notice of termination, the Directors of the Fund shall, by resolution, designate the Fund as its own transfer agent. Upon receipt of written notice from the Fund of the appointment of the successor transfer agent and upon receipt of Oral or Written Instructions Investor Services shall, upon request of the Fund and the successor transfer agent and upon payment of Investor Services reasonable charges and disbursements, promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Investor Services hereunder and cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out its responsibilities hereunder.

                  SECTION 33. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties.

                  Notice to the Fund shall be given as follows until further notice:

                  Sanford C. Bernstein Fund, Inc.
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Secretary

Notice to Investor Services shall be given as follows until further notice:

                  Alliance Global Investor Services, Inc.
                  500 Plaza Drive
                  Secaucus, New Jersey  07094

                  SECTION 34. The Fund represents and warrants to Investor Services that the execution and delivery of this Agreement by the undersigned officer of the Fund has been duly and validly authorized by resolution of the Fund's Directors. Investor Services represents and warrants to the Fund that the execution and delivery of this Agreement by the undersigned officer of Investor Services has also been duly and validly authorized.

                  SECTION 35. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the last date of signature below unless otherwise agreed by the parties. Unless sooner terminated pursuant to SECTION 32, this Agreement will continue in effect so long as its continuance is specifically approved at least annually by the Directors or by a vote of the stockholders of the Fund and in either case by a majority of the Directors who are not parties to this Agreement or interested persons of any such party, at a meeting called for the purpose of voting on this Agreement.

                  SECTION 36. This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Investor Services or by Investor Services without the written consent of the Fund, authorized or approved by a resolution of the Fund's Directors. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and is qualified to act under the Investment Company Act, as amended from time to time.

                  SECTION 37. This Agreement shall be governed by the laws of the State of New Jersey.

                  WITNESS the following signatures:

                                     SANFORD C. BERNSTEIN FUND, INC.


                                     BY:  /s/  Edmund P. Bergan, Jr.
                                        ----------------------------------------
                                        TITLE: Secretary



                                     ALLIANCE GLOBAL INVESTOR SERVICES, INC.


                                     BY:  /s/  Edmund P. Bergan, Jr.
                                        ----------------------------------------
                                        TITLE: Senior Vice President and
                                               General Counsel

                                                                      SCHEDULE I

New York Municipal Portfolio
----------------------------
Alliance Intermediate New York Municipal Class A shares
Alliance Intermediate New York Municipal Class B shares
Alliance Intermediate New York Municipal Class C shares


California Municipal Portfolio
------------------------------
Alliance Intermediate California Municipal Class A shares
Alliance Intermediate California Municipal Class B shares
Alliance Intermediate California Municipal Class C shares


Diversified Municipal Portfolio
-------------------------------
Alliance Intermediate Diversified Municipal Class A shares
Alliance Intermediate Diversified Municipal Class B shares
Alliance Intermediate Diversified Municipal Class C shares